Exhibit 99.1

The Men’s Wearhouse, Inc.
     News Release
For Immediate Release
MEN’S WEARHOUSE DECLARES QUARTERLY CASH DIVIDEND
HOUSTON — June 25, 2009 — Men’s Wearhouse (NYSE: MW) announced that its Board of Directors declared a quarterly cash dividend of $0.07 per share on the Company’s common stock, payable on September 25, 2009 to shareholders of record at the close of business on September 15, 2009.
Founded in 1973, Men’s Wearhouse is one of North America’s largest specialty retailers of men’s apparel with 1,283 stores. The Men’s Wearhouse, Moores and K&G stores carry a full selection of designer, brand name and private label suits, sport coats, furnishings and accessories and Men’s Wearhouse and Tux stores carry a limited selection. Tuxedo rentals are available in the Men’s Wearhouse, Moores and Men’s Wearhouse and Tux stores.
For additional information on Men’s Wearhouse, please visit the company’s website at www.menswearhouse.com.

CONTACT:	Neill Davis, EVP & CFO, Men’s Wearhouse (281) 776-7000 Ken Dennard, DRG&E (713) 529-6600
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